Exhibit 99

Colgate Announces 4th Quarter and Full Year 2016 Results

NEW YORK--(BUSINESS WIRE)--January 27, 2017--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,721 million in fourth quarter 2016, a decrease of 4.5% versus fourth quarter 2015. Global unit volume decreased 5.5%, pricing increased 2.5% and foreign exchange was negative 1.5%. Excluding the impact of the deconsolidation of the Company’s Venezuelan operations, unit volume decreased 1.0%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations) grew 1.5%.

Net income and Diluted earnings per share in fourth quarter 2016 were $606 million and $0.68, respectively. Net income in fourth quarter 2016 included $54 million ($0.06 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”) and an aftertax charge of $7 million ($0.01 per diluted share) for a previously disclosed litigation matter.

Net income (loss) and Diluted earnings (loss) per share in fourth quarter 2015 were $(458) million and $(0.51), respectively. Net income (loss) in fourth quarter 2015 included a $1,058 million ($1.18 per diluted share) aftertax charge resulting from the deconsolidation of the Company’s Venezuelan operations, $41 million ($0.04 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program and an aftertax charge of $14 million ($0.02 per diluted share) for a previously disclosed litigation matter.

Excluding charges resulting from the 2012 Restructuring Program and previously disclosed litigation matters in both periods and the charge for the deconsolidation of the Company’s Venezuelan operations in 2015, Net income in fourth quarter 2016 was $667 million, an increase of 2% versus fourth quarter 2015, and Diluted earnings per share in fourth quarter 2016 was $0.75, an increase of 3% versus fourth quarter 2015. Excluding these items in both periods, as applicable, and excluding Venezuela’s operating results in both periods, Diluted earnings per share increased high-single-digit on a currency-neutral basis.

Gross profit margin was 60.4% in fourth quarter 2016 versus 58.8% in fourth quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Gross profit margin was 60.8% in fourth quarter 2016, an increase of 180 basis points versus the year ago quarter. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015.

Selling, general and administrative expenses were 33.7% of Net sales in fourth quarter 2016 versus 33.0% of Net sales in fourth quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Selling, general and administrative expenses increased by 40 basis points to 32.9% of Net sales in fourth quarter 2016, primarily due to higher overhead expenses, partially offset by a decrease in advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities. Worldwide advertising investment decreased 8% to $297 million versus $323 million in the year ago quarter.

Operating profit (loss) increased to $955 million in fourth quarter 2016 compared to $(139) million in fourth quarter 2015. Excluding charges resulting from the 2012 Restructuring Program and previously disclosed litigation matters in both periods and the charge for the deconsolidation of the Company’s Venezuelan operations in 2015, Operating profit was $1,038 million in fourth quarter 2016, an increase of 2% versus fourth quarter 2015. Operating profit margin was 25.7% in fourth quarter 2016 versus (3.6)% in fourth quarter 2015. Excluding the above noted items in both periods, as applicable, Operating profit margin was 27.9% in fourth quarter 2016, an increase of 190 basis points versus the year ago quarter.

Net cash provided by operations year-to-date was $3,141 million compared to $2,949 million in the comparable 2015 period, reflecting strong operating earnings and the timing of income tax payments, partially offset by the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015 and a voluntary contribution to an employee postretirement plan. Working capital as a percentage of Net sales was negative 2.2% compared to 0.5% in the year ago period, reflecting the Company’s continued tight focus on working capital and the impact of reclassifying current deferred tax assets to noncurrent deferred tax assets upon the early adoption of a new accounting standard.

For the full year 2016, worldwide Net sales were $15,195 million, a decrease of 5.0% versus full year 2015. Global unit volume decreased 3.0%, pricing increased 2.5% and foreign exchange was negative 4.5%. Excluding divested businesses and the impact of the deconsolidation of the Company’s Venezuelan operations, unit volume increased 1.5%. Organic sales grew 4.0%.

Net income and Diluted earnings per share for full year 2016 were $2,441 million and $2.72, respectively. Full year 2016 results include $168 million ($0.19 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program, a $63 million ($0.07 per diluted share) aftertax gain on the sale of land in Mexico, $35 million ($0.04 per diluted share) of benefits from previously disclosed tax matters and aftertax charges of $11 million ($0.01 per diluted share) from a previously disclosed litigation matter.

Net income and Diluted earnings per share for full year 2015 were $1,384 million and $1.52, respectively. Full year 2015 results included aftertax charges of $1,292 million ($1.42 per diluted share) and an aftertax gain of $120 million ($0.13 per diluted share) resulting from the items described in Table 9.

Excluding the above noted items in both periods, as applicable, Net income for full year 2016 decreased 1% versus full year 2015, and Diluted earnings per share were even with full year 2015. Excluding the above noted items in both periods, as applicable, and excluding Venezuela’s operating results in both periods, Diluted earnings per share for full year 2016 increased double digit on a currency-neutral basis.

Gross profit margin was 60.0% for full year 2016 versus 58.6% for full year 2015. Excluding the above noted items in both periods, as applicable, Gross profit margin was 60.3% in full year 2016, an increase of 160 basis points versus full year 2015. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the fourth quarter results, “In the face of continued challenging macroeconomic conditions worldwide, foreign currency headwinds accelerating versus expectations, slowing category growth in several key markets and India’s demonetization, we achieved another quarter of organic sales growth. While net sales declined 4.5%, worldwide organic sales grew 1.5% led by emerging markets where organic sales grew 4.5%.

“Colgate’s leadership of the global toothpaste market continued during the quarter with its global market share now at 44.0% year-to-date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 33.1% year-to-date.

“Pleasingly, gross profit margin, operating profit margin and net income as a percent to sales all increased versus the year ago period.

“As we look ahead, uncertainty in global markets and foreign exchange volatility remain challenging, which sees us redoubling our focus on profitable growth. While based on current spot rates, we expect a low-single-digit net sales increase for 2017, we anticipate another year of solid organic sales growth driven by a full new product pipeline, engaging marketing programs and strong advertising support.

“On a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion and expect earnings per share on a dollar basis to be flat.

“Excluding charges related to the 2012 Restructuring Program and the other 2016 one-time items noted above, based on current spot rates, we are planning for a year of strong operating cash flow, gross margin expansion and increased advertising investment and expect low-single-digit earnings per share growth on a dollar basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2016 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales, unit volume, pricing, foreign exchange and organic sales were all even with fourth quarter 2015.

Operating profit in North America decreased 3% in fourth quarter 2016 to $268 million, or 100 basis points to 33.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, which were partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses.

In the U.S., market share gains year-to-date were seen in toothpaste, manual toothbrushes, mouthwash, liquid hand soap, body wash and liquid cleaners. Colgate’s share of the toothpaste market strengthened to 35.5% year-to-date, up 0.2 share points versus the year ago period, driven by strong sales of Colgate Max Fresh Knockout, Colgate Total Daily Repair, Colgate Optic White Platinum High Impact White, Colgate Sensitive Smart White and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate strengthened its brand market leadership in the U.S. with its market share in that category at 41.4% year-to-date, up 0.2 share points versus the year ago period, driven by strong sales of Colgate Total 360° 4 Zone manual toothbrush.

New products succeeding in other categories include Colgate Total Daily Repair and Colgate Kids mouthwashes, Colgate Total 360° Whole Mouth Clean battery toothbrush, Softsoap Pure foaming hand soap, Softsoap Luminous Oils and Irish Spring Signature For Men body washes and Palmolive Fusion Clean dish liquid.

Latin America (24% of Company Sales)

Latin America Net sales decreased 10.5% in fourth quarter 2016. Unit volume decreased 16.5% with 9.0% higher pricing, while foreign exchange was negative 3.0%. Excluding the impact of the deconsolidation of the Company’s Venezuelan operations, unit volume increased 1.5%, driven by volume gains in Mexico. Organic sales for Latin America increased 10.5%.

Operating profit in Latin America increased 8% in fourth quarter 2016 to $303 million, or 550 basis points to 32.2% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate strengthened its leadership in toothpaste in Latin America during the quarter, driven by market share gains in Brazil, Peru, Uruguay, Paraguay, Puerto Rico, Nicaragua and Costa Rica. Strong sales of Colgate Luminous White Advanced Expert, Colgate Sensitive Pro-Alivio, Colgate Total Professional Daily Repair and Colgate Triple Action Extra Whitening toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Triple Action and Colgate 360° Gold manual toothbrushes.

Products in other categories contributing to growth throughout the region include Colgate Plax Ice Glacial mouthwash, Protex Pro-Hidrata shower gel, bar soap and liquid hand soap, Protex for Men 3 in 1 shower gel and bar soap, Palmolive Natural Secrets shower gel and bar soap, Suavitel Sweet Pleasures fabric conditioner, Axion Complete dish liquid and Fabuloso Pure Cleaning liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales decreased 7.5% in fourth quarter 2016. Unit volume decreased 2.0%, pricing decreased 1.5% and foreign exchange was negative 4.0%. Volume declines in France were partially offset by volume gains in the United Kingdom. Organic sales for Europe decreased 3.5%.

Operating profit in Europe decreased 5% in fourth quarter 2016 to $142 million, while as a percentage of Net sales, it increased 70 basis points to 26.3% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased in-store promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities, and lower overhead expenses.

Colgate maintained its oral care leadership in Europe during the quarter, driven by toothpaste market share gains in Spain, Italy, Germany, Belgium, Austria, Hungary, Czech Republic, Bulgaria, Bosnia and Latvia. Premium products succeeding in oral care include Colgate Max White Optic, Colgate Total Proof and meridol Parodont Expert toothpastes, Colgate Max White Expert White Toothbrush + Built-In Whitening Pen, Colgate 360° Advanced Health manual toothbrush and Colgate Smiles and Colgate Minions™ toothpaste and manual toothbrushes for kids.

Premium innovations succeeding in other product categories include Sanex Advanced shower oils and body balms, Palmolive Gourmet shower gels, Paic Extreme dish liquid, Sanex Men shower gel and deodorant, a range of Ajax specialist kitchen spray cleaners and Soupline Complete Care fabric conditioner.

Asia Pacific (18% of Company Sales)

Asia Pacific Net sales decreased 4.0% during fourth quarter 2016. Unit volume was even with the year ago quarter while pricing decreased 2.0% and foreign exchange was negative 2.0%. Volume declines in India, driven by the demonetization, were offset by volume gains in the Philippines and the Greater China region. Organic sales for Asia Pacific decreased 2.0%.

Operating profit in Asia Pacific increased 3% in fourth quarter 2016 to $219 million, or 240 basis points to 34.6% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased in-store promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives and sales mix. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in the Philippines, Vietnam and Pakistan. New products succeeding in the region include Colgate Sensitive Salt Minerals, Colgate Total Pro Breath Health, Colgate Cibaca Vedshakti, Colgate Herbal, Colgate Enamel Health, Colgate Fresh Confidence Bamboo Charcoal and Colgate Minions™ toothpastes.

New products succeeding in other categories in the region include Colgate Slim Soft Charcoal Spiral, Colgate Zig Zag Charcoal, Colgate Super Flexi Black and Colgate Minions™ manual toothbrushes, Colgate Plax Ice Infinity and Colgate Plax Spicy Fresh mouthwash, Palmolive Oil Infusions body wash, liquid hand soap and body lotions, Protex Thai Therapy bar soap, Ajax Divine Blends liquid cleaner and Palmolive Fusion Clean dish liquid.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 1.5% during fourth quarter 2016. Unit volume decreased 12.0%, pricing increased 10.0% and foreign exchange was positive 0.5%. Volume declines in South Africa and the Sub Saharan Africa region were partially offset by volume gains in the North Africa/Middle East region. Organic sales for Africa/Eurasia decreased 2.0%.

Operating profit in Africa/Eurasia decreased 4% in fourth quarter 2016 to $48 million, or 50 basis points to 20.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. The increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Saudi Arabia, South Africa, the United Arab Emirates, Tunisia, Kuwait, Kazakhstan, Israel, Qatar, Oman and Bahrain. Successful products contributing to sales in the region include Colgate Total Pro Breath Health, Colgate Optic White Lasting White and Colgate Total Pro Gum Health toothpastes, Colgate 360° Charcoal Gold and Colgate Slim Soft Sensitive Gum Care manual toothbrushes and Palmolive Luminous Oils shower gel.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 0.5% in fourth quarter 2016. Unit volume decreased 2.5% with 2.5% higher pricing, while foreign exchange was positive 0.5%. Volume declines in the United States, Western Europe and Japan were partially offset by volume gains in the rest of Asia, Latin America, Russia and South Africa. Hill’s organic sales were even with the year ago quarter.

Hill’s Operating profit increased 7% in fourth quarter 2016 to $174 million, or 200 basis points to 30.1% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Other (income) expense, net, partially offset by an increase in Selling, general and administrative expenses, all as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment. This decrease in Other (income) expense, net was in part due to a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet z/d for skin and food sensitivities, Hill’s Prescription Diet i/d for digestive care, Hill’s Prescription Diet Derm Defense for environmental sensitivities, Hill’s Science Diet Urinary and Hairball Control, Hill’s Science Diet Perfect Weight stews, Hill’s Science Diet Healthy Cuisine and Hill’s Science Diet Sensitive Stomach and Skin Small & Toy Breed.

Successful products contributing to sales internationally include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet Derm Defense, Hill’s Prescription Diet z/d and Hill’s Prescription Diet i/d.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

The Company’s annual meeting of shareholders is currently scheduled for Friday, May 12, 2017.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2016 vs 2015 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges resulting from the 2012 Restructuring Program, a gain on the sale of land in Mexico, benefits from previously disclosed tax matters, a charge from a previously disclosed tax matter, charges from previously disclosed litigation matters, a gain on the sale of the Company’s South Pacific laundry detergent business, charges related to effective devaluations in Venezuela and a charge for the deconsolidation of the Company’s Venezuelan operations (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2016 and 2015 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2016 and 2015 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for fourth quarter 2016, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program, charges from previously disclosed litigation matters, a charge related to the deconsolidation of the Company’s Venezuelan operations, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for fourth quarter 2016, on a currency-neutral basis, fourth quarter 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for fourth quarter 2015.

Diluted earnings per share growth for full year 2016, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program, charges for previously disclosed litigation matters, a charge related to the deconsolidation of the Company’s Venezuelan operations, 2015 and 2016 Venezuela results, a gain on the sale of land in Mexico, benefits from previously disclosed tax matters, a charge from a previously disclosed tax matter, charges related to effective devaluations in Venezuela, a gain on the sale of the Company’s South Pacific laundry detergent business and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for full year 2016, on a currency-neutral basis, full year 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2015 average foreign exchange rates by quarter.

Management’s estimate of Diluted earnings per share growth on a currency-neutral basis for full year 2017 eliminates from Diluted earnings per share growth (GAAP) the impact of the 2016 items described in Table 9, the 2012 Restructuring Program and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating Diluted earnings per share growth for full year 2017, on a currency-neutral basis, estimated full year 2017 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2016 average foreign exchange rates by quarter.

(See attached tables for fourth quarter and full year results.)

Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$3,721	$3,899

Cost of sales	1,474	1,606

Gross profit	2,247	2,293

Gross profit margin	60.4%	58.8%

Selling, general and administrative expenses	1,253	1,286

Other (income) expense, net	39	62

Charge for Venezuela accounting change	—	1,084

Operating profit (loss)	955	(139)

Operating profit margin	25.7%	(3.6)%

Interest (income) expense, net	21	7

Income (loss) before income taxes	934	(146)

Provision for income taxes	306	275

Effective tax rate	32.8%	(188.4)%

Net income (loss) including noncontrolling interests	628	(421)

Less: Net income attributable to noncontrolling interests	22	37

Net income (loss) attributable to Colgate-Palmolive Company	$606	$(458)

Earnings (loss) per common share
Basic	$0.68	$(0.51)
Diluted (1)	$0.68	$(0.51)

Average common shares outstanding
Basic	887.7	896.5
Diluted (1)	893.2	896.5

Note:
(1)The computation for Diluted (loss) per common share for the three months ended December 31, 2015 excludes 6.6 million of incremental common shares outstanding during the period as they are anti-dilutive.

Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$15,195	$16,034

Cost of sales	6,072	6,635

Gross profit	9,123	9,399

Gross profit margin	60.0%	58.6%

Selling, general and administrative expenses	5,249	5,464

Other (income) expense, net	37	62

Charge for Venezuela accounting change	—	1,084

Operating profit	3,837	2,789

Operating profit margin	25.3%	17.4%

Interest (income) expense, net	99	26

Income before income taxes	3,738	2,763

Provision for income taxes	1,152	1,215

Effective tax rate	30.8%	44.0%

Net income including noncontrolling interests	2,586	1,548

Less: Net income attributable to noncontrolling interests	145	164

Net income attributable to Colgate-Palmolive Company	$2,441	$1,384

Earnings per common share
Basic	$2.74	$1.53
Diluted	$2.72	$1.52

Average common shares outstanding
Basic	891.8	902.2
Diluted	898.4	909.7

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2016 and December 31, 2015

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2016	2015
Cash and cash equivalents	$1,315	$970
Receivables, net	1,411	1,427
Inventories	1,171	1,180
Other current assets	441	807
Property, plant and equipment, net	3,840	3,796
Other assets, including goodwill and intangibles*	3,945	3,755
Total assets	$12,123	$11,935

Total debt*	$6,533	$6,548
Other current liabilities	3,292	3,232
Other non-current liabilities	2,281	2,199
Total liabilities	12,106	11,979
Total Colgate-Palmolive Company shareholders' equity	(243)	(299)
Noncontrolling interests	260	255
Total liabilities and shareholders' equity	$12,123	$11,935

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities**	$5,147	$5,476
Working capital % of sales	(2.2)%	0.5%

*To conform to the current year presentation required by the FASB Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs,” prior period balances of debt issuance costs have been reclassified from Other assets, including goodwill and intangibles, and are now presented as a direct deduction to Total debt.

**Marketable securities of $71 and $102 as of December 31, 2016 and 2015, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2016 and 2015

(Dollars in Millions) (Unaudited)

	2016	2015
Operating Activities
Net income including noncontrolling interests	$2,586	$1,548
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	443	449
Restructuring and termination benefits, net of cash	(9)	69
Venezuela remeasurement charges	—	34
Stock-based compensation expense	123	125
Gain on sale of land in Mexico	(97)	—
Gain on sale of South Pacific laundry detergent business	—	(187)
Charge for Venezuela accounting change	—	1,084
Deferred income taxes	56	(51)
Voluntary benefits plan contributions	(53)	—
Cash effects of changes in:
Receivables	(17)	(75)
Inventories	(4)	(13)
Accounts payable and other accruals	100	(67)
Other non-current assets and liabilities	13	33
Net cash provided by operations	3,141	2,949

Investing Activities
Capital expenditures	(593)	(691)
Sale of property and non-core products	—	9
Purchases of marketable securities and investments	(336)	(742)
Proceeds from sale of marketable securities and investments	378	599
Proceeds from sale of land in Mexico	60	—
Proceeds from sale of South Pacific laundry detergent business	—	221
Payment for acquisitions, net of cash acquired	(5)	(13)
Reduction in cash due to Venezuela accounting change	—	(75)
Other	(3)	7
Net cash used in investing activities	(499)	(685)

Financing Activities
Principal payments on debt	(7,274)	(9,181)
Proceeds from issuance of debt	7,438	9,602
Dividends paid	(1,508)	(1,493)
Purchases of treasury shares	(1,335)	(1,551)
Proceeds from exercise of stock options and excess tax benefits	446	347
Net cash used in financing activities	(2,233)	(2,276)

Effect of exchange rate changes on Cash and cash equivalents	(64)	(107)
Net increase (decrease) in Cash and cash equivalents	345	(119)
Cash and cash equivalents at beginning of the period	970	1,089
Cash and cash equivalents at end of the period	$1,315	$970

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,141	$2,949
Less: Capital expenditures	(593)	(691)
Free cash flow before dividends	$2,548	$2,258

Income taxes paid	$932	$1,259

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2016 and 2015

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net Sales
Oral, Personal and Home Care

North America	$790	$789	$3,183	$3,149
Latin America	940	1,050	3,650	4,327
Europe	539	582	2,342	2,411
Asia Pacific	633	658	2,796	2,937
Africa/Eurasia	240	244	960	998

Total Oral, Personal and Home Care	3,142	3,323	12,931	13,822

Pet Nutrition	579	576	2,264	2,212

Total Net Sales	$3,721	$3,899	$15,195	$16,034

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Operating Profit (Loss)
Oral, Personal and Home Care

North America	$268	$275	$1,030	$974
Latin America	303	280	1,132	1,209
Europe	142	149	579	615
Asia Pacific	219	212	887	888
Africa/Eurasia	48	50	186	178

Total Oral, Personal and Home Care	980	966	3,814	3,864

Pet Nutrition	174	162	653	612
Corporate(1)	(199)	(1,267)	(630)	(1,687)

Total Operating Profit (Loss)	$955	$(139)	$3,837	$2,789

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2016 includes charges of $72 related to the 2012 Restructuring Program and a charge of $11 for a previously disclosed litigation matter. For the three months ended December 31, 2015, Corporate Operating profit (loss) included a charge of $1,084 related to the deconsolidation of the Company’s Venezuelan operations, charges of $56 related to the 2012 Restructuring Program and a charge of $14 for a previously disclosed litigation matter.

Corporate Operating profit (loss) for the twelve months ended December 31, 2016 includes charges of $228 related to the 2012 Restructuring Program, charges of $17 for a previously disclosed litigation matter and a gain of $97 resulting from the sale of land in Mexico. For the twelve months ended December 31, 2015, Corporate Operating profit (loss) included a charge of $1,084 related to the deconsolidation of the Company’s Venezuelan operations, charges of $254 related to the 2012 Restructuring Program, charges of $34 related to the remeasurement of the Company’s Venezuelan subsidiary's local currency-denominated net monetary assets as a result of effective devaluations, a charge of $14 for a previously disclosed litigation matter and a gain of $187 on the sale of the Company’s laundry detergent business in the South Pacific.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2016 and 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume(2)	Incentives	Exchange

Total Company	(4.5)%	1.5%	(5.5)%	(1.0)%	(1.0)%	2.5%	(1.5)%

Europe	(7.5)%	(3.5)%	(2.0)%	(2.0)%	(2.0)%	(1.5)%	(4.0)%

Latin America(3)	(10.5)%	10.5%	(16.5)%	1.5%	1.5%	9.0%	(3.0)%

Asia Pacific	(4.0)%	(2.0)%	—%	—%	—%	(2.0)%	(2.0)%

Africa/Eurasia	(1.5)%	(2.0)%	(12.0)%	(12.0)%	(12.0)%	10.0%	0.5%

Total International	(7.0)%	2.5%	(8.0)%	(1.0)%	(1.0)%	3.5%	(2.5)%

North America	—%	—%	—%	—%	—%	—%	—%

Total CP Products	(5.5)%	2.0%	(6.5)%	(1.0)%	(1.0)%	3.0%	(2.0)%

Hill's	0.5%	—%	(2.5)%	(2.5)%	(2.5)%	2.5%	0.5%

Emerging Markets (4)	(7.0)%	4.5%	(10.0)%	(1.0)%	(1.0)%	5.5%	(2.5)%

Developed Markets	(2.0)%	(1.5)%	(1.5)%	(1.5)%	(1.5)%	—%	(0.5)%

Notes:
(1) As Reported Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela’s net assets and results are no longer included in the Company’s Consolidated Financial Statements. The impact of the deconsolidation of the Company’s Venezuelan operations on three months sales and volume was 4.5% for the Total Company.

(4) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume(2)	Incentives	Exchange

Total Company	(5.0)%	4.0%	(3.0)%	1.5%	1.5%	2.5%	(4.5)%

Europe	(3.0)%	—%	2.5%	2.5%	2.5%	(2.5)%	(3.0)%

Latin America(3)	(15.5)%	10.0%	(14.0)%	1.5%	1.5%	8.5%	(10.0)%

Asia Pacific(4)	(5.0)%	2.0%	(1.0)%	2.0%	2.0%	—%	(4.0)%

Africa/Eurasia	(4.0)%	5.5%	(4.0)%	(4.0)%	(4.0)%	9.5%	(9.5)%

Total International	(8.5)%	5.0%	(5.5)%	1.5%	1.5%	3.5%	(6.5)%

North America	1.0%	1.5%	2.5%	2.5%	2.5%	(1.0)%	(0.5)%

Total CP Products	(6.5)%	4.0%	(4.0)%	1.5%	1.5%	2.5%	(5.0)%

Hill's	2.5%	2.5%	—%	—%	—%	2.5%	—%

Emerging Markets (5)	(9.5)%	6.5%	(7.0)%	1.0%	1.0%	5.5%	(8.0)%

Developed Markets	(1.0)%	1.0%	0.5%	1.5%	1.5%	(0.5)%	(1.0)%

Notes:
(1) As Reported Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela’s net assets and results are no longer included in the Company’s Consolidated Financial Statements. The impact of the deconsolidation of the Company’s Venezuelan operations on twelve months sales and volume was 4.5% and 4.0%, respectively, for the Total Company.

(4) The sale of the Company’s laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company’s laundry detergent business in the South Pacific on twelve months sales and volume was 0.5% for the Total Company.

(5) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2016	2015
Gross profit, GAAP	$2,247	$2,293
2012 Restructuring Program	15	9
Gross profit, non-GAAP	$2,262	$2,302

			Basis Point
Gross Profit Margin	2016	2015	Change
Gross profit margin, GAAP	60.4%	58.8%	160
2012 Restructuring Program	0.4%	0.2%
Gross profit margin, non-GAAP	60.8%	59.0%	180

Selling, General and Administrative Expenses	2016	2015
Selling, general and administrative expenses, GAAP	$1,253	$1,286
2012 Restructuring Program	(28)	(20)
Selling, general and administrative expenses, non-GAAP	$1,225	$1,266

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	33.7%	33.0%	70
2012 Restructuring Program	(0.8)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	32.9%	32.5%	40

Other (Income) Expense, Net	2016	2015
Other (income) expense, net, GAAP	$39	$62
2012 Restructuring Program	(29)	(27)
Charges for previously disclosed litigation matters	(11)	(14)
Other (income) expense, net, non-GAAP	$(1)	$21

Operating Profit (Loss)	2016	2015	% Change
Operating profit (loss), GAAP	$955	$(139)	787%
2012 Restructuring Program	72	56
Charges for previously disclosed litigation matters	11	14
Venezuela deconsolidation	—	1,084
Operating profit, non-GAAP	$1,038	$1,015	2%

			Basis Point
Operating Profit Margin	2016	2015	Change
Operating profit margin, GAAP	25.7%	(3.6)%	2930
2012 Restructuring Program	1.9%	1.4%
Charges for previously disclosed litigation matters	0.3%	0.4%
Venezuela deconsolidation	—%	27.8%
Operating profit margin, non-GAAP	27.9%	26.0%	190

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$934	$306	$628	$606	32.8%	$0.68
2012 Restructuring Program	72	18	54	54	(0.5)%	0.06
Charge for a previously disclosed litigation matter	11	4	7	7	—%	0.01
Non-GAAP	$1,017	$328	$689	$667	32.3%	$0.75

	2015
	Income (Loss) Before Income Taxes	Provision For Income Taxes(1)	Net Income (Loss) Including Noncontrolling Interests	Net Income (Loss) Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings (Loss) Per Share(3) (4)
As Reported GAAP	$(146)	$275	$(421)	$(458)	(188.4)%	$(0.51)
Venezuela deconsolidation	1,084	26	1,058	1,058	220.4%	1.18
2012 Restructuring Program	56	15	41	41	(0.3)%	0.04
Charge for a previously disclosed litigation matter	14	—	14	14	(0.4)%	0.02
Non-GAAP	$1,008	$316	$692	$655	31.3%	$0.73

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(4) The computation for Diluted (loss) per common share, GAAP for the three months ended December 31, 2015 excludes 6.6 million of incremental common shares outstanding during the period as they are anti-dilutive. These incremental common shares are included in the computation for Diluted earnings per common share, non-GAAP.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2016	2015
Gross profit, GAAP	$9,123	$9,399
2012 Restructuring Program	46	20
Gross profit, non-GAAP	$9,169	$9,419

			Basis Point
Gross Profit Margin	2016	2015	Change
Gross profit margin, GAAP	60.0%	58.6%	140
2012 Restructuring Program	0.3%	0.1%
Gross profit margin, non-GAAP	60.3%	58.7%	160

Selling, General and Administrative Expenses	2016	2015
Selling, general and administrative expenses, GAAP	$5,249	$5,464
2012 Restructuring Program	(77)	(64)
Selling, general and administrative expenses, non-GAAP	$5,172	$5,400

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.5%	34.1%	40
2012 Restructuring Program	(0.5)%	(0.4)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.0%	33.7%	30

Other (Income) Expense, Net	2016	2015
Other (income) expense, net, GAAP	$37	$62
2012 Restructuring Program	(105)	(170)
Gain on sale of land in Mexico	97	—
Charges for previously disclosed litigation matters	(17)	(14)
Venezuela remeasurement charges	—	(34)
Gain on sale of South Pacific laundry detergent business	—	187
Other (income) expense, net, non-GAAP	$12	$31

Operating Profit	2016	2015	% Change
Operating profit, GAAP	$3,837	$2,789	38%
2012 Restructuring Program	228	254
Gain on sale of land in Mexico	(97)	—
Charges for previously disclosed litigation matters	17	14
Venezuela deconsolidation	—	1,084
Venezuela remeasurement charges	—	34
Gain on sale of South Pacific laundry detergent business	—	(187)
Operating profit, non-GAAP	$3,985	$3,988	—%

			Basis Point
Operating Profit Margin	2016	2015	Change
Operating profit margin, GAAP	25.3%	17.4%	790
2012 Restructuring Program	1.5%	1.6%
Gain on sale of land in Mexico	(0.7)%	—%
Charges for previously disclosed litigation matters	0.1%	0.1%
Venezuela deconsolidation	—%	6.8%
Venezuela remeasurement charges	—%	0.2%
Gain on sale of South Pacific laundry detergent business	—%	(1.2)%
Operating profit margin, non-GAAP	26.2%	24.9%	130

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$3,738	$1,152	$2,586	$145	$2,441	30.8%	$2.72
2012 Restructuring Program	228	59	169	1	168	(0.3)%	0.19
Gain on sale of land in Mexico	(97)	(34)	(63)	—	(63)	(0.1)%	(0.07)
Benefits from previously disclosed tax matters	—	35	(35)	—	(35)	0.9%	(0.04)
Charges for a previously disclosed litigation matter	17	6	11	—	11	—%	0.01
Non-GAAP	$3,886	$1,218	$2,668	$146	$2,522	31.3%	$2.81

	2015
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$2,763	$1,215	$1,548	$164	$1,384	44.0%	$1.52
Venezuela deconsolidation	1,084	26	1,058	—	1,058	(11.7)%	1.16
2012 Restructuring Program	254	69	185	2	183	(0.3)%	0.20
Venezuela remeasurement charges	34	12	22	—	22	—%	0.02
Gain on sale of South Pacific laundry detergent business	(187)	(67)	(120)	—	(120)	(0.2)%	(0.13)
Charge for a previously disclosed litigation matter	14	—	14	—	14	(0.1)%	0.02
Charge for a previously disclosed tax matter	—	(15)	15	—	15	(0.4)%	0.02
Non-GAAP	$3,962	$1,240	$2,722	$166	$2,556	31.3%	$2.81

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
or
Hope Spiller, 212-310-2291